EMPLOYMENT AGREEMENT


         THIS AGREEMENT made and entered into as of the 1st day of January, 1995, by and between FRONTEER DIRECTORY COMPANY, INC., a Colorado corporation, hereinafter referred to as "Employer" and DENNIS W OLSON, hereinafter referred to as "Employee".

         WHEREAS, Employee has entered into a contract to sell certain assets to Employer which are Employer's principal initial business assets; and

          WHEREAS, Employee is to be employed in an executive and management position with Employer; and

          WHEREAS, in recognition of the Employee's expertise and managerial background, Employer desires to employ Employee as its President; and

         WHEREAS, Employee desires to accept such employment;

         NOW THEREFORE, in consideration of the mutual promises of the parties hereto and for other good and valuable consideration, it is hereby agreed as follows:

          1. Employment. Employer hereby employs Employee, and Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

          2. Term. The term of this Agreement shall be for a period of three years, commencing on January 1, 1995 and terminating January 1, 1998.

         3. Compensation. For all services to be rendered by Employee during the three year period of this Agreement, Employer shall pay to Employee a minimum base salary of $121,160 per year, which may be increased by the Board of Directors during the term of Agreement, including any extended term. Compensation to be paid to Employee by Employer shall be paid in equal semi-weekly installments on Friday.

         4. Duties. During the three year period of this Agreement, Employee shall be employed by Employer to generally supervise and direct all aspects of Employer's business. Employee agrees to serve in such office or position and such substitute or further offices or positions with Employer or any subsidiary of Employer as shall, from time to time, be determined by Employer's Board of Directors; but in no event shall such office or position be of less authority than President. Employee agrees to service as a member of the Board of Directors of Employer and of any subsidiary of Employer.


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          5. Confidentiality.  During the term hereof,  Employee agrees to treat with confidentiality the Employer's trade and business secrets, customers, management and marketing techniques, and acknowledges that such are key elements to Employer's success.

         6.  Benefits.

                  A. Employee shall, during the term hereof, be entitled to all regular employee benefits of Employer, including but not limited to bonuses, group term life insurance or other life insurance, deferred compensation plans, disability insurance and health and medical insurance, as the foregoing may be provided by Employer to its employees generally or to Employee specifically.

                  B. Employee shall, during the entire term hereof, be entitled to reimbursement by Employer for reasonable expenses incurred by him on its behalf in the course of this employment, including all reasonable and necessary business expenses incurred because of Employee's duties, including travel and lodging when required to travel on behalf of Employer.

                  C. After determination of full disability by a physician mutually agreed upon, Employee shall be entitled to full salary for three months, two-thirds for three months, one-half salary for six months and nothing thereafter except to the extent payments go beyond the term of this Agreement.

         7. Termination of Employment. During the term of this Agreement, Employer may discharge Employee only for cause, as defined below, based upon Employee's conduct during the term hereof. For purposes of this Agreement, "cause" shall mean embezzlement, conversion, fraud, divulging of trade or business secrets or acts of similar purport and gravity.

         8. Merger and Reorganization. This Agreement shall not be terminated by the voluntary dissolution of Employer, or merger, or consolidation of Employer whereby Employer is not the surviving or resulting owner, or upon any transfer of substantially all of the assets of Employer. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall inure to the benefit of and be binding upon the surviving or resulting entity.

          9. Titles and Headings. Titles and headings to paragraphs hereof are for the purpose of reference only and shall in no way limit, define, or otherwise affect the provisions hereof.

          10. Governing Law. This Agreement is being executed and delivered and is intended to be performed in the State of North Dakota and shall be governed by and construed in accordance with the laws of the State of North Dakota.

          11. Stock Option. Upon the expiration of this Agreement, the Employer shall purchase up to 500,000 shares of company stock at the price of $1.00 at the option of the Employee.

          12. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and may be modified or amended only by written instrument executed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

EMPLOYER:                                EMPLOYEE:

FRONTEER DIRECTORY COMPANY INC.


BY /s/ Marlow Lindblom                   /s/ Dennis W. Olson
   -------------------------------       ---------------------------
   Marlow Lindblom, Vice President       Dennis W.  Olson



   /s/ Roland Haux
   -------------------------------
   Roland Haux, Secretary